As filed with the Securities and Exchange Commission on December 11, 2025

Registration No. 333-291470

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

PRE-EFFECTIVE AMENDMENT NO. 1 TO

FORM F-3

 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TURBO ENERGY, S.A.

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of registrant’s name into English)

Kingdom of Spain	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Plaza de América 2, 4AB

Valencia, Spain 46004
Tel: +34 960 450 026

(Address and telephone number of registrant’s principal executive offices)

Lucia Tamarit, Chief Financial Officer Turbo Energy, S.A. Plaza de América 2, 4AB Valencia, Spain 46004 +34 961 196 250 (Name, address, and telephone number of agent for service)

Copies to:

Richard G. Satin, Esq. Elliot Lee, Esq. Satin and Lee Law P.C. 200 Broadhollow Road, Suite 207 Melville, New York 11746

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Turbo Energy, S.A. is filing this Pre-Effective Amendment No. 1 (this “Amendment”) to its Registration Statement on Form F-3 (File No. 333-291470) as an exhibits-only filing to (i) file a Form of Trust Indenture as Exhibit 4.7, (ii) file an updated auditor consent as Exhibit 23.1 and (iii) include a reference to the Statement of Eligibility of Trustee as Exhibit 25.1. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 9 of Part II of the Registration Statement and the signature page to the Registration Statement. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 9. Exhibits

The following exhibits are filed herewith or incorporated herein by reference:

Exhibit No.	Description
1.1+	Form of Underwriting Agreement
3.1	English Translation of Certificate of Incorporation and Bylaws of Turbo Energy, S.A. (was incorporated under the name of Distritech Solutions S.L.) on September 18, 2013 under the laws of the Kingdom of Spain (incorporated by reference to Exhibit 3.1 to the Form F-1 filed on July 11, 2023)
3.2	English Translation of Bylaws of TURBO ENERGY, S.L. (incorporated by reference to Exhibit 3.2 to the Form F-1 filed on July 11, 2023)
3.3	English Translation of Deed of Transformation from “TURBO ENERGY, S.L.” to “TURBO ENERGY, S.A.”, dated February 8, 2023 (incorporated by reference to Exhibit 3.3 to the Form F-1 filed on July 11, 2023)
3.4	English Translation of Public Deed of Amendment of the Bylaws of Turbo Energy, S.A. (incorporated by reference to Exhibit 3.4 to the Amendment No.3 to the Form F-1 filed on September 15, 2023)
4.1	Form of Deposit Agreement (incorporated by reference to Exhibit 99(a) to the Registration Statement on Form F-6 ((File No. 333- 273204) filed on July 11, 2023).
4.2	Form of American Depositary Receipt evidencing American Depositary Shares (included in Exhibit 4.1)
4.3+	Form of Debt Security
4.4+	Form of Warrant Agreement (including form of Warrant Certificate)
4.5+	Form of Rights Agreement (including form of Rights Certificate)
4.6+	Form of Unit Agreement (including form of Unit Certificate)
4.7*†	Form of Trust Indenture
5.1#	Opinion of Auren
5.2#	Opinion of Satin & Lee Law P.C.
23.1*	Consent of TAAD LLP, Independent Registered Public Accounting Firm
23.2#	Consent of Auren (included in Exhibit 5.1)
23.3#	Consent of Satin & Lee Law P.C. (included in Exhibit 5.2)
24.1#	Power of Attorney (included on signature page hereof)
25.1++	Statement of Eligibility of Trustee
107#	Filing Fee Table

*	Filed herewith.

**	To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, if applicable.

+	To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report of the registrant filed pursuant to the Securities Exchange Act of 1934, if applicable, and incorporated herein by reference.

++	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.

#	Previously filed.

†	Subordinated debt securities may be issued pursuant to Exhibit 4.7.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, Valencia, Spain on December 11, 2025.

TURBO ENERGY, S.A.

By:	/s/ Mariano Soria
	Name:	Mariano Soria
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

NAME	TITLE	DATE

/s/ Mariano Soria	Chief Executive Officer and Director	December 11, 2025
Mariano Soria	(Principal Executive Officer)

*	Chief Financial Officer	December 11, 2025
Lucia Tamarit	(Principal Financial Officer and Principal Accounting Officer)

*	Chairman and Director	December 11, 2025
Enrique Selva Bellvis

*	Director	December 11, 2025
Miguel Valldecabre

*	Director	December 11, 2025
Emilio Canavate

*	Director	December 11, 2025
Daniel Green

*	Director	December 11, 2025
Monika Micak

*	Director	December 11, 2025
Hector Dominguis

*	Director	December 11, 2025
Julian Groves

*	Mariano Soria, by signing his name hereto, does hereby sign this document on behalf of each of the persons named above pursuant to the powers of attorney filed with the Securities and Exchange Commission.

By:	/s/ Mariano Soria
	Name:	Mariano Soria
	Title:	Chief Executive Officer

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